       1                                                         Exhibit 10.1
                    FIRST AMENDMENT TO LOAN AGREEMENT
First Amendment to Loan Agreement, dated the 21st day of April, 2004, by and among Matthews International Corporation, a Pennsylvania corporation (the "Borrower"), the Banks (as defined in the Loan Agreement (as hereinafter defined)), Citizens Bank of Pennsylvania, a Pennsylvania banking institution, in its capacity as lead arranger and administrative agent for the Banks (in such capacity, the "Agent"), PNC Bank, National Association, a national banking association, in its capacity as lead arranger and syndication agent for the Banks (in such capacity, the "Syndication Agent") and National City Bank of Pennsylvania, in its capacity as documentation agent for the Banks (in such capacity, the "Documentation Agent") (the "First Amendment").
                           W I T N E S S E T H:
WHEREAS, the Borrower, the Banks, the Agent and the Documentation Agent entered into that certain Loan Agreement, dated December 3, 2001, pursuant to which, among other things, the Banks agreed to extend a revolving credit facility to the Borrower in an aggregate principal amount not to exceed One Hundred Twenty-Five Million and 00/100 Dollars ($125,000,000.00) (the "Loan Agreement"); and
WHEREAS, the Borrower desires to amend certain provisions of the Loan Agreement and the Banks and the Agent desire to permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
All capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement unless the context clearly indicates otherwise.

2. The Preamble of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
Agreement, dated the 3rd day of December, 2001, by and among Matthews International Corporation, a Pennsylvania corporation (the "Borrower"), the Banks (as hereinafter defined), Citizens Bank of Pennsylvania, a Pennsylvania banking institution, in its capacity as lead arranger and administrative agent for the Banks (in such capacity, the "Agent"), PNC Bank, National Association, a national banking association, in its capacity as lead arranger and syndication agent for the Banks (in such capacity, the "Syndication Agent") and National City Bank of Pennsylvania, in its capacity as documentation agent for the Banks (in such capacity, the "Documentation Agent").
Section 1.01 of the Loan Agreement is hereby amended by inserting the following definitions:

"Anti-Terrorism Laws" shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).
"Bank-Provided Hedge" shall mean a Hedging Agreement which is provided by any Bank and with respect to which the Agent confirms meets the following requirements: such Hedging Agreement (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Bank-Provided Hedge shall be "Indebtedness" hereunder and guaranteed Indebtedness under the Guaranty Agreements.
"Blocked Person" shall have the meaning assigned to such term in Section 3.24(b) hereof.
"Conversion Option" shall mean that as set forth in Section 2.02(a) hereof. "Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
"Hedging Agreements" shall mean foreign exchange agreements, currency swap agreements, interest rate exchange, swap, cap, collar, adjustable strike cap, adjustable strike corridor agreements or any other similar hedging agreements or arrangements entered into by the Loan Parties in the ordinary course of business and not for speculative purposes.
"Hedging Obligations" shall mean all liabilities and obligations of the Loan Parties under Hedging Agreements.
"Invested Funds" shall mean the cash and Cash Equivalents of the Borrower invested in accounts of the Borrower at the Banks; provided, however, that the Borrower shall invest such cash and Cash Equivalents with each Bank in accordance with its Commitment Percentage.
"National City" shall mean National City Bank of Pennsylvania.
"Permitted Amount" shall mean Twenty Five Million and 00/100 Dollars ($25,000,000.00).
"Syndication Agent" shall mean PNC and its successors and assigns.
"Term Amount" shall mean that as set forth in Section 2.02(a).
"Term Loan" and "Term Loans" shall mean that as set forth in Section 2.02(a).

"Term Loan Notice" shall mean that as set forth in Section 2.02(a).
"Term Note" or "Term Notes" shall mean, singularly or collectively, as the context may require, the Term Note or Term Notes of the Borrower in the Form of Exhibit "B" attached hereto and made a part hereof, as amended, modified or supplemented from time to time, together with all extensions, renewals, refinancing or refunding in whole or in part.
"USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Section 1.01 of the Loan Agreement is hereby amended by deleting the following definitions in their entirety and in their stead inserting the following:
"Applicable Rate" shall mean, as of the date of determination, the Prime Rate plus the Applicable Prime Margin or the Libor Rate plus the Applicable Libor Margin.
"Documentation Agent" shall mean National City and its successors and assigns.
"Expiry Date" shall mean April 30, 2009.
"Guarantor" or "Guarantors" shall mean, singularly or collectively, as the context may require, MIAC, York Group and any other person that executes and delivers a Guaranty Agreement to the Agent for the ratable benefit of the Banks on or after April 21, 2004.
"Guaranty Agreement" or "Guaranty Agreements" shall mean, singularly or collectively, as the context may require, the MIAC Guaranty, the York Group Guaranty, and any other Guaranty and Suretyship Agreement executed and delivered to the Agent for the ratable benefit of the Banks on or after the date hereof substantially in the form of Exhibit "E" attached hereto and made a part hereof.
"Libor Rate Loan" shall mean any Loan that bears interest with reference to the Libor Rate.
"Loan" or "Loans" shall mean, singularly or collectively, as the context may require, the Revolving Credit Loans, the Term Loan(s) and any other credit to the Borrower extended by any Bank in accordance with Article II hereof as evidenced by the Notes, as the case may be.
"Note" or "Notes" shall mean, singularly or collectively as the context may require, the Revolving Credit Notes, the Term Notes and any other note of the Borrower executed and delivered pursuant to this Agreement, as any such note may be amended, modified or supplemented from time to time, together with all extensions, renewals, refinancings or refundings in whole or in part.

"Office", when used in connection with (i) Citizens or the Agent, shall mean its designated office located at 525 William Penn Place, Pittsburgh, Pennsylvania 15219 or such other office of Citizens or the Agent as Citizens or the Agent may designate in writing from time to time, or (ii) any other Bank, shall mean its designated office identified on Schedule 1 attached hereto and made a part hereof with respect to such Bank or such other office of such Bank as such Bank may designate in writing from time to time.
"Prime Rate Loan" shall mean any Loan that bears interest with reference to the Prime Rate.
Section 1.01 of the Loan Agreement is hereby amended by deleting the following definitions:
"Capital Expenditure"
"Fixed Charge Coverage Ratio"
"Fixed Charges"
"IEEC"
"IEEC Guaranty"
"Net Worth"
"Refunded Swing Line Loans"
"Swing Line Lender"
"Swing Line Loan Facility"
"Swing Line Loans"
"Swing Line Note"
"Swing Line Rate"
"YBTC"
"YBTC Guaranty

Paragraph (v) of the definition of "Indebtedness" contained in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
all Hedging Obligations and all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, Guaranty or indemnification agreement;

Section (i) of the definition of "Interest Period" contained in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
(i)the Interest Period for any Libor Rate Loan shall be one (1), two (2), three (3), four (4) six (6), nine (9) or twelve (12) Months or such other period as may be agreed upon by the Borrower and the Banks, and the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than four (4) different dates;

The second to the last sentence of Section 2.01(c)(ii) of the Loan Agreement is hereby deleted in its entirety.

Section 2.02 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
Term Loan(s).
Conversion Option. Upon the written request (the "Term Loan Notice") by the Borrower received by the Agent at any time or times prior to April, 29, 2008, and so long as no Potential Default or Event of Default has occurred, the Borrower may convert (the "Conversion Option") all or any portion of the outstanding principal balance of the Revolving Credit Loans (the "Term Amount") into a term loan or term loans (each such term loan is a "Term Loan" and collectively, the "Term Loans"). Each such conversion shall be effective on the first (1st) day of the first (1st) full calendar month following the Agent's receipt of such written request so long as such written request was received at least five (5) Business Days prior to the effective date of such conversion and the Borrower executes and delivers to the Agent a Term Note for each Bank in the amount of each Bank's Pro Rata Share. Upon each exercise by the Borrower of the Conversion Option, the Revolving Credit Facility Commitment shall be reduced by such Term Amount; provided, however, that upon the repayment of any principal amount of any Term Loan, the Revolving Credit Facility Commitment shall be increased by the principal amount of such repayment. Notwithstanding anything contained herein to the contrary, there shall not be more than four (4) Term Loans outstanding at any one time.

Nature of Term Loan(s). Upon repayment of any amount of principal or interest on any Term Loan by the Borrower, the Borrower may not reborrow under this Section 2.02.

Term Notes. The joint and several obligations of the Borrower to repay the unpaid principal amount of each Term Loan made to the Borrower by each Bank and to pay interest therein shall be evidenced in part by the Term Notes of the Borrower. Each Term Note shall be payable to the order of a Bank in a principal amount equal to such Bank's Pro Rata Share with respect to such Term Loan. The executed Term Notes will be delivered by the Borrower to the Banks on the first day of each Term Loan.

Term Loan Interest Rate Options.
After the Borrower's exercise of a Conversion Option, the Borrower may, subject to the terms and conditions of this Agreement, convert all or a portion of such Term Loan which is a Libor Rate Loan(s) into a Prime Rate Loan as set forth in Section 2.02(d)(ii). In addition, the Borrower may, subject to the terms and conditions of this Agreement, convert all or a portion of such Term Loan that is a Prime Rate Loan into a Libor Rate Loan in accordance with this Section 2.02(d)(i). Any portion of a Term Loan that is converted from a Prime Rate Loan into a Libor Rate Loan shall be converted, and shall begin to accrue interest with reference to the Libor Rate, on such Business Day, in such amount (greater than or equal to One Million and 00/100 Dollars ($1,000,000.00); provided , however, that any amount in excess of One Million and 00/100 Dollars ($1,000,000.00) may only be in increments of Five Hundred Thousand and 00/100 Dollars ($500,000.00)), and with such an Interest Period as an Authorized Representative of the Borrower shall request by written or telephonic notice (confirmed promptly, but in no event later than one (1) Business Day thereafter, in writing) received by the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the third (3rd) Business Day prior to the requested date of conversion into such Libor Rate Loan. In addition, in the event that the Borrower desires to renew the portion of a Term Loan that is a Libor Rate Loan for an additional Interest Period, an Authorized Representative of the Borrower shall provide the Agent with written or telephonic notice (confirmed promptly, but in no event later than one (1) Business Day thereafter, in writing) thereof on or before 10:00 a.m.

(Pittsburgh, Pennsylvania time) on the third (3rd) Business Day prior to the expiration of the applicable Interest Period. In the event that the Borrower fails to provide the Agent with the required written or telephonic notice (confirmed promptly, but in no event later than one (1) Business Day thereafter, in writing) prior to 10:00 a.m. (Pittsburgh, Pennsylvania time) on the third (3rd) Business Day prior to the expiration of the applicable Interest Period for a Libor Rate Loan, the Borrower shall be deemed to have given notice that such portion of such Term Loan shall be converted into a Prime Rate Loan on the last day of the applicable Interest Period. Each written notice of any Libor Rate Loan shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Agent and the Banks against any loss or expense incurred by the Banks as a result of any failure by the Borrower to consummate such transaction calculated as set forth in Section 2.12(c) hereof.

The Borrower shall have the option, subject to the terms and conditions of this Agreement, to convert a portion of the Term Loan that is a Prime Rate Loan into a Libor Rate Loan as set forth in Section 2.02(d)(i); provided, however, that no portion of the outstanding principal amount of any Libor Rate Loan may be renewed as or converted into a Libor Rate Loan of a different duration if such Libor Rate Loan relates to any Hedging Obligations. Any portion of a Term Loan that is converted from a Libor Rate Loan into a Prime Rate Loan shall be converted, and shall begin to accrue interest with reference to the Prime Rate, on such Business Day and in such amount as an Authorized Representative of the Borrower shall request by written or telephonic notice (confirmed promptly, but in no event later than one (1) Business Day thereafter, in writing) received by the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the Business Day of the requested conversion of such portion of the Term Loan into a Prime Rate Loan. Upon receipt of a Term Loan Notice or a request to renew or convert an interest rate option with respect to a Term Loan, the Agent shall promptly advise each of the Banks of its receipt of the Term Loan Notice or the request to renew or convert an interest rate option with respect thereto, the amount of each such Term Loan, the Interest Period thereof, as applicable, and the Bank's Pro Rata Share of such Term Loan.

Payments of Principal and Maturity. Subject to the terms and conditions of this Agreement, commencing on the last day of the first (1st) Fiscal Quarter immediately following the first (1st) day of a Term Loan, and on the last day of each successive Fiscal Quarter thereafter through and including the Expiry Date, the Borrower shall make equal quarterly principal payments to the Agent for the ratable account of the Banks in such amount as the Agent shall advise the Borrower prior to or on the first (1st) day of a Term Loan (such amount shall be an amount which will result in a level principal payment necessary to amortize the principal balance of such Term Loan over a period selected by the Borrower; provided, however, that such amortization period shall not exceed five (5) years), plus accrued interest as set forth in Section 2.04 hereof. All remaining unpaid principal, accrued interest and all other sums and costs incurred by the Agent and the Banks pursuant to this Agreement with respect to the Term Loan(s) shall be immediately due and payable on the Expiry Date without notice, presentment or demand of any kind.

Section 2.03(a) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
Interest on the Loans. Subject to the terms and conditions of this Agreement, the aggregate outstanding principal balance of the Loans shall be, at the option of the Borrower as selected pursuant to Section 2.01(c) or 2.02(d) hereof, as the case may be, (x) Prime Rate Loans which shall bear interest for each day at the rates set forth below or (y) Libor Rate Loans which shall bear interest during each applicable Interest Period at the rates set forth below:

Subject to the terms and conditions of this Agreement, on the date of this Amendment and through the day immediately preceding the first (1st) Incentive Pricing Effective Date, (x) Prime Rate Loans shall bear interest for each day at a rate per annum equal to the Prime Rate plus the applicable margin corresponding to Tier I as set forth below and (y) Libor Rate Loans shall bear interest during each applicable interest period at a rate per annum equal to the Libor Rate plus the Applicable Libor Margin corresponding to Tier I set forth below;

Subject to the terms and conditions of this Agreement, during each Fiscal Quarter, in accordance with Section 5.01(b) hereof, the Borrower shall submit to the Agent and the Banks quarterly financial statements (the Fiscal Quarter in which such financial statements are required to be received by the Agent and the Banks is the "Reporting Quarter") as of the last day of the Fiscal Quarter immediately preceding such Reporting Quarter (with respect to any Reporting Quarter, the Fiscal Quarter immediately preceding such Reporting Quarter is the "Measurement Quarter"). Upon receipt of such quarterly financial statements by the Agent and the Banks in accordance with Section 5.01(b), the Borrower's Leverage Ratio shall be calculated as of the last day of the Measurement Quarter ending December 31, 2003 and as of the last day of each Measurement Quarter thereafter. From the first (1st) day of the first
(1st) full calendar month following the Agent's and the Bank's receipt of such quarterly financial statements (the "Incentive Pricing Effective Date") until the next Incentive Pricing Effective Date, (x) Prime Rate Loans shall bear interest for each day at a rate per annum equal to the Prime Rate plus the applicable margin determined by reference to the Borrower's Leverage Ratio as set forth below (the "Applicable Prime Margin") and (y) Libor Rate Loans
shall bear interest during each applicable Interest Period at a rate per annum equal to the Libor Rate plus the applicable margin determined by reference to the Borrower's Leverage Ratio as set forth below (the
"Applicable Libor Margin"):
                                            Applicable    Applicable
       Leverage     Applicable     Applicable      L/C Fee       Commitment
Tier    Ratio      Libor Margin   Prime Margin    Percentage    Fee Percentage

I     < 1.00          .50%           0.00%          .50%            0.20%
II    ?1.00 <1.50     .75%           0.00%          .75%            0.225%
III   ? 1.50         1.00%           0.25%         1.00%            0.30%

Notwithstanding the above, the Applicable Libor Margin set forth above shall be reduced (among the Banks in accordance with their Pro Rata Share of the applicable portion) to .40% with respect to the portion of the Libor Loans that is less than or equal to two hundred percent (200%) of the amount of the Borrower's Invested Funds commencing on April 21, 2004, and as of each applicable Incentive Pricing Effective Date thereafter; provided, however, if, prior to the next applicable Incentive Pricing Effective Date, the amount of the Borrower's Invested Funds is reduced to be less than the amount of Invested Funds set forth in the Borrower's most recently delivered compliance certificate, the Applicable Libor Margin shall be readjusted accordingly, retroactive to the most recent Incentive Pricing Effective Date.
Subject to the terms and conditions of this Agreement, in the event that the Borrower fails to timely deliver the financial statements required by Section 5.01(b) hereof, the Applicable Margin shall be the amount corresponding to Tier III until the delivery of such financial statements.

Section 2.03(b) of the Loan Agreement is hereby amended by deleting in their entirety the references to "Swingline Rate" and "Swingline Loan" contained therein.

Section 2.04 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
The Borrower shall pay to the Agent for the ratable account of the Banks interest on the aggregate outstanding balance of the Loans which are Prime Rate Loans in arrears, on July 31, 2004 and on the last day of each October, January, April and July thereafter through and including the Expiry Date.
The Borrower shall pay to the Agent for the ratable account of the Banks interest on the unpaid principal balance of the Loans that are Libor Rate Loans on the earlier of (i) the last day of the applicable Interest Period for such Loan or (ii) for such Loans with an applicable Interest Period exceeding three (3) Months, on each and every three (3) Month anniversary of each such Loan during the period from the Closing Date to and including the Expiry Date. After maturity of any part of the Loans (whether upon the occurrence of an Event of Default, by acceleration or otherwise), interest on such part of the Loans shall be immediately due and payable without notice, presentment, or demand of any kind.

The following is hereby inserted as a new Section 3.24 of the Loan Agreement:

Anti-Terrorism Laws.
None of the Loan Parties nor any Affiliate of any Loan Party, is in violation in any material respect of any Anti-Terrorism Law or engages in or conspires to engage in any material respect in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
None of the Loan Parties, nor any Affiliate of any Loan Party, is any of the following (each a "Blocked Person"):
a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
a Person with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;
a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign

Asset Control at its official website or any replacement website or other replacement official publication of such list, or a Person who is affiliated or associated with a Person listed above.

No Loan Party (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

The following is hereby inserted as a new Section 5.01(l) of the Loan
Agreement:

Tax Shelter Provisions.
Promptly after the Borrower determines that it intends to treat any of the Loans, Letters of Credit or related transactions as being a "reportable transaction" as provided in Section 5.17, the Borrower shall send to the
Agent:
a written notice of such intention; and
a duly completed copy of IRS Form 8886 or any successor form.
Section 5.14 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

[Reserved].

Section 5.15 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
[Reserved].
[Reserved].
Leverage Ratio. As of June 30, 2004, and as of the last day of each Fiscal Quarter thereafter, for the period equal to the four (4) consecutive Fiscal Quarters then ending, the Borrower and its Subsidiaries shall maintain a Leverage Ratio less than or equal to 2.00 to 1.0.
Interest Coverage Ratio. As of June 30, 2004, and as of the last day of each Fiscal Quarter thereafter, for the period equal to the four (4) consecutive Fiscal Quarters then ending, the Borrower and its Subsidiaries shall maintain an Interest Coverage Ratio greater than or equal to 4.00 to 1.0.

The following is hereby inserted as a new Section 5.17 of the Loan Agreement:

Tax Shelter Regulations.
The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, the Borrower will promptly (i) notify the Agent thereof, and (ii) deliver to the Agent a duly completed copy of IRS Form 8886 or any successor form. If the Borrower so notifies the Agent, the Borrower acknowledges that it may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Agent, as applicable, will maintain the lists and other records required by such Treasury Regulation.

The following is hereby inserted as a new Section 5.18 of the Loan Agreement:

Anti-Terrorism Laws.

The Loan Parties and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to the Agent any certification or other evidence requested from time to time by the Agent in its sole discretion, confirming Borrower's compliance with this Section 5.18.

Section 6.01(f) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
Purchase Money Security Interests to secure Indebtedness; provided, however, that such security interests shall be limited solely to the equipment purchased with the proceeds of such Indebtedness;

Sections 6.01(h) and (i) of the Loan Agreement are hereby deleted in their entirety and in their stead is inserted the following:
attachment, judgment or other similar Liens arising in connection with a proceeding before an Official Body and which do not cause an Event of Default to occur;

Liens of any Subsidiary of a Loan Party that is not itself a Loan Party securing Indebtedness; and

The following is hereby inserted as new Section 6.01(j) of the Loan
Agreement:
Liens of any Loan Party securing Indebtedness; provided, however, that such Liens shall be limited to Liens on equipment, fixtures, real property and/or proceeds thereof; and provided, further, that the aggregate [book] value of the assets securing such Indebtedness shall not at any time exceed the Permitted Amount.

Section 6.02 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
[Reserved].
Section 6.03 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
[Reserved].
Section 6.04 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
[Reserved].
Section 6.05 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
[Reserved].
Section 6.07(v) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
so long as no Event of Default or Potential Default shall have occurred, other sales or dispositions of assets in the ordinary course of business the fair market value of which does not exceed fifteen percent (15%) of the fair market value of all of the Loan Parties' assets immediately prior to such sale or disposition.

Section 6.09 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

Partnerships; Mergers or Consolidation.
No Loan Party nor any Subsidiary of a Loan Party shall form a partnership, limited liability company or joint venture or merge or consolidate with or into any other Person, or agree to do any of the foregoing, except that (i) a Subsidiary which is not a Loan Party may merge or consolidate with or into another Subsidiary which is not a Loan Party, (ii) a Loan Party may merge or consolidate with or into another Loan Party provided that if the Borrower is a party to such merger or consolidation, the Borrower is the surviving entity and (iii) each Loan Party and its Subsidiary may complete Acquisitions.
Section 8.09 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

Successor Agent; Documentation or Syndication Agent.
The Agent may resign as administrative agent hereunder by giving not fewer than thirty (30) days' prior written notice to the Borrower and the Banks.
If the Agent shall resign under this Agreement, then either (a) the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks or (b) if a successor administrative agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint a successor administrative agent who shall serve as administrative agent until such time as the Majority Banks appoint a successor administrative agent pursuant to clause (a). Upon its appointment, such successor administrative agent shall succeed to the rights, powers and duties as administrative agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former administrative agent's rights, powers and duties as administrative agent shall be terminated without any other or further act or deed on the part of such former administrative agent or any of the parties to this Agreement.

The parties hereto acknowledge and agree that no Person shall have, solely by reason of its designation as a documentation agent or syndication agent, any power, duty, responsibility or liability whatsoever under this Agreement or any of the Loan Documents.

The following is hereby inserted as a new Section 9.17 of the Loan Agreement:
Certifications from Bank and Participants.

Tax Withholding.
Any assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of such Bank, assignee or participant of such Bank, or the Agent) agrees that it will deliver to the Borrower, such Bank and the Agent three
(3) duly completed appropriate valid Withholding Certificates (as defined under 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Any assignee or participant required to deliver to the Borrower, a Bank and the Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless such Bank in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by such Bank). Any assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to the Borrower, a Bank and the Agent three (3) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower, such Bank or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, such Bank and/or the Agent shall be entitled to withhold United States federal income taxes at the full thirty percent (30%) withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under 1.1441-7(b) of the Regulations. Further, such Bank and/or the Agent is indemnified under 1.1461-1(e) of the Regulations against any claims and demands of any assignee or participant of such Bank for the amount of any tax it deducts and withholds in accordance with regulations under 1441 of the Code.]

USA Patriot Act.
Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Bank is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.

The following is hereby inserted as a new Section 9.18 of the Loan Agreement:
Confidentiality.
General.

Each Bank agrees to keep confidential all information obtained from the Loan Parties which is nonpublic and confidential or proprietary in nature (including without limitation any information a Loan Party specifically designates as confidential), except as provided below, and to use such information only in connection with this Agreement and for the purposes
contemplated hereby.  Each   Bank shall be permitted to disclose such
information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality of such information in accordance with the terms hereof, (ii) to assignees and participants as contemplated by Section 8.17, and prospective assignees and participants, subject to the agreement of such Persons to maintain the confidentiality of such information in accordance with the terms hereof, (iii) to the extent requested by any bank regulatory authority or, with notice to the applicable Loan Party, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement or the other Loan Documents, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the applicable Loan Party shall have consented, in writing, to such disclosure. Notwithstanding anything herein to the contrary, the information subject to this Section 9.18 shall not include, and a Bank may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Bank relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

Sharing Information With Affiliates of the Bank.
The Loan Parties acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Loan Parties or one or more of its Affiliates (in connection with this Agreement or otherwise) by a Bank or by one or more Subsidiaries or Affiliates of such Bank and each Loan Party hereby authorizes such Bank to share any information delivered to such Bank by the Loan Parties pursuant to this Agreement, or in connection with the decision of the Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of such Bank receiving such information shall be bound by the provisions of Section 9.18 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans.
Schedule 1 to the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the Schedule of Banks and Commitments attached hereto and made a part hereof as Exhibit A.

Exhibit "B" to the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the Form of Term Note attached hereto and made a part hereof as Exhibit B.

Exhibit "C" to the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the Compliance Certificate attached hereto and made a part hereof as Exhibit C.
Schedules 2.06, 3.10, 3.14 and 3.21 to the Loan Agreement are hereby deleted in their entirety and in their stead is inserted Schedules 2.06, 3.10, 3.14 and 3.21 attached hereto and made a part hereof as Exhibit D.

The provisions of Section 2 through 34 of this First Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to the Agent:
this First Amendment, duly executed by the Borrower and the Banks;
the documents listed in the Preliminary Closing Checklist set forth on Exhibit E attached hereto and made a part hereof; and such other documents as may be reasonably requested by the Agent.
The Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Loan Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Loan Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

The Borrower acknowledges and agrees that each and every document, instrument or agreement which at any time has secured payment of the Borrower's Indebtedness under the Loan Agreement including, but not limited to, (i) the Loan Agreement and (ii) the Guaranty Agreements continue to secure prompt payment when due of the Borrower's Indebtedness under the Loan Agreement.
The Borrower hereby represents and warrants to the Banks and the Agent that
(i) the Borrower has the legal power and authority to execute and deliver this First Amendment; (ii) the officers of the Borrowers executing this First Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (iii) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof and of the Loan Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Borrower or any Law applicable to the Borrower or result in a breach of any provision of or constitute a default which would have a Material Adverse Effect under any other agreement, instrument or document binding upon or enforceable against the Borrower and
(iv) this First Amendment, the Loan Agreement and the documents executed or to be executed by the Borrower in connection herewith or therewith constitute valid and binding obligations of the Borrower in every respect, enforceable in accordance with their respective terms.

The Borrower represents and warrants that (i) no Event of Default exists under the Loan Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof; (ii) the Schedules attached to and made part of the Loan Agreement are true and correct as of the date hereof in all material respects and there are no material modifications or supplements thereto; and (iii) it presently has no claims or actions of any kind at law or in equity against the Banks or the Agent arising out of or in any way relating to the Loan Agreement or the other Loan Documents.

Each reference to the Loan Agreement that is made in the Loan Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Loan Agreement as amended hereby.
The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect. This First Amendment amends the Loan Agreement and is not a novation thereof.

This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles or the conflicts thereof. The Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this First Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this First Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

Borrower:

ATTEST                                    Matthews International Corporation

By: Steven F. Nicola                      By:  David M. Kelly
    -------------------------                  -------------------------
Name:  Steven F. Nicola                   Name:  David M. Kelly
Title:  Secretary                         Title:  President


                                          Citizens Bank of Pennsylvania,
                                          as Agent and for itself as a Bank

                                          By:  Curtis C. Hunter, III
                                               -------------------------
                                          Name: Curtis C. Hunter, III
                                          Title:  Vice President


                                          PNC Bank, National Association,
                                          as Syndication Agent and for
                                          itself as a Bank

                                          By:  David G. Schaich
                                               -------------------------
                                          Name:  David G. Schaich
                                          Title:  Vice President


                                          National City Bank of Pennsylvania,
                                          as Documentation Agent and for
                                          itself as a Bank

                                          By:  Dominic J. Pellicciotti
                                               -------------------------
                                          Name:  Dominic J. Pellicciotti
                                          Title:  Vice President